Exhibit 99.1

Equinix Reports Fourth Quarter and Year End 2011 Results

  Reported 2011 annual revenues of $1,606.8 million, a 32% increase over the previous year
  Reported 2011 annual adjusted EBITDA of $738.4 million, a 36% increase over the previous year
  Repurchased 0.9 million shares in the fourth quarter at an average price of $99.57 per share
  Reiterated 2012 annual guidance of revenues to be greater than $1,870.0 million and adjusted EBITDA to be greater than $850.0 million

REDWOOD CITY, Calif.--(BUSINESS WIRE)--February 15, 2012--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly and year-end results for the period ended December 31, 2011.

Revenues were $431.3 million for the fourth quarter, a 3% increase over the previous quarter and a 25% increase over the same quarter last year. Revenues for the year ended December 31, 2011, were $1,606.8 million, a 32% increase over 2010 revenues. This result included $17.3 million in revenues from ALOG for the quarter and $46.9 million in revenues from ALOG for the year ended December 31, 2011. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $410.7 million for the fourth quarter, a 3% increase over the previous quarter and $1,528.5 million for the year ended December 31, 2011, a 32% increase over 2010. Non-recurring revenues were $20.6 million in the quarter and $78.3 million for the year ended December 31, 2011.

“2011 was a pivotal year for Equinix,” said Steve Smith, president and CEO of Equinix. “We continue to extend our competitive advantage through our global platform and the strength of our ecosystems, evidenced by growth in customers expanding their geographic footprint and deploying new infrastructure applications.”

Cost of revenues were $229.3 million for the fourth quarter, a 1% increase from the previous quarter, and $867.6 million for the year ended December 31, 2011, a 29% increase over 2010. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $85.8 million for the fourth quarter and $319.3 million for the year, were $143.5 million for the fourth quarter, a 1% decrease over the previous quarter, and $548.3 million for the year ended December 31, 2011, a 27% increase over 2010. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter, were 67%, up from 65% for the previous quarter and up from 64% for the same quarter last year. Cash gross margins were 66% for the full year of 2011, up from 65% for the prior year.

Selling, general and administrative expenses were $117.0 million for the fourth quarter, a 7% increase over the previous quarter and $425.0 million for the year ended December 31, 2011, a 28% increase over 2010. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $27.3 million for the fourth quarter and $104.8 million for the year, were $89.7 million for the fourth quarter, a 10% increase over the previous quarter, and $320.2 million for 2011, a 31% increase over 2010.

Restructuring charges were $1.3 million for the fourth quarter and $3.5 million for the year ended December 31, 2011, which were primarily related to an excess space lease in the New York metro area. Acquisition costs were $0.8 million for the fourth quarter and $3.5 million for the year ended December 31, 2011, which were primarily related to the ALOG acquisition.

Interest expense was $55.2 million for the fourth quarter, an 8% increase over the last quarter, and $181.3 million for the year ended December 31, 2011, a 29% increase over 2010. The Company recorded a loss on debt extinguishment of $5.4 million for the fourth quarter of 2010 and a loss on debt extinguishment and interest rate swaps, net, of $10.2 million for the year ended December 31, 2010. The Company had no debt extinguishment activity for the year ended December 31, 2011. The Company recorded an income tax expense of $13.8 million for the fourth quarter as compared to income tax expense of $5.3 million in the prior quarter and income tax expense of $38.4 million for the year ended December 31, 2011 as compared to income tax expense of $13.0 million in the prior year.

Net income attributable to Equinix for the fourth quarter was $17.8 million. This represents a basic net income per share attributable to Equinix of $0.36 and diluted net income per share attributable to Equinix of $0.35 based on a weighted average share count of 47.2 million and 48.1 million, respectively, for the fourth quarter of 2011. Net income attributable to Equinix for the year ended December 31, 2011 was $94.0 million. This represents a basic net income per share attributable to Equinix of $1.76 and diluted net income per share attributable to Equinix of $1.72 based on a weighted share count of 47.0 million and 47.9 million, respectively, for the year ended December 31, 2011.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs, for the fourth quarter was $198.1 million, an increase of 3% over the previous quarter and $738.4 million for the year ended December 31, 2011, a 36% increase over 2010.

“Demand for data center services is strong, supply and demand dynamics are favorable and pricing remains firm. This gives us confidence to continue investing in our business to capitalize on our long term growth opportunity and drive strong future returns for shareholders,” concluded Smith.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the fourth quarter were $189.8 million, of which $145.5 million was attributed to expansion capital expenditures and $44.3 million was attributed to ongoing capital expenditures. Capital expenditures for the year ended December 31, 2011 were $685.3 million, of which $557.6 million was attributed to expansion capital expenditures and $127.7 million was attributed to ongoing capital expenditures. In addition, the Company purchased real estate in Paris and Frankfurt for cash in the year ended December 31, 2011 totaling $28.1 million.

The Company repurchased 0.9 million shares of its common stock under the share repurchase program in the fourth quarter for an average price of $99.57 per share for total consideration of $86.7 million.

The Company generated cash from operating activities of $187.3 million for the fourth quarter as compared to $141.9 million in the previous quarter. Cash generated from operating activities for the year ended December 31, 2011 was $587.3 million as compared to $392.9 million in the previous year. Cash used in investing activities was $194.3 million in the fourth quarter as compared to cash used in investing activities of $808.7 million in the previous quarter. Cash used in investing activities for the year ended December 31, 2011 was $1,499.1 million as compared to $601.0 million in the previous year. Cash used in financing activities was $83.4 million for the fourth quarter, which was primarily related to share repurchases that were settled during the quarter, and cash provided by financing activities was $748.7 million for the year ended December 31, 2011.

As of December 31, 2011, the Company’s cash, cash equivalents and investments were $1,076.3 million, as compared to $592.8 million as of December 31, 2010.

Company Metrics and Q4 Results Presentation

  A presentation to accompany Equinix’s Q4 Results conference call, as well as the Company’s Non-Financial Metrics tracking sheet, will be available on the Investors section of Equinix’s web site at www.equinix.com/investors

Business Outlook

For the first quarter of 2012, the Company expects revenues to be in the range of $443.0 to $446.0 million. Cash gross margins are expected to range between 66% and 67%. Cash selling, general and administrative expenses are expected to range between $90.0 and $95.0 million. Adjusted EBITDA is expected to be between $200.0 and $205.0 million. Capital expenditures are expected to be approximately $180.0 to $200.0 million, comprised of approximately $30.0 million of ongoing capital expenditures and $150.0 to $170.0 million of expansion capital expenditures.

For the full year of 2012, total revenues are expected to be greater than $1,870.0 million. Total year cash gross margins are expected to approximate 66%. Cash selling, general and administrative expenses are expected to range between $370.0 and $400.0 million. Adjusted EBITDA for the year is expected to be greater than $850.0 million. Capital expenditures for 2012 are expected to be in the range of $700.0 and $800.0 million, comprised of approximately $135.0 million of ongoing capital expenditures and $565.0 to $665.0 million for expansion capital expenditures.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, February 15, 2012, at 5:30 p.m. ET (2:30 p.m. PT). A presentation to accompany the call will be available on the Company’s website at www.equinix.com/investors. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors.

A replay of the call will be available beginning on Wednesday, February 15, 2012 at 7:30 p.m. (ET) through March 15, 2012 by dialing 402-998-1353 and referencing the passcode (2012). In addition, the webcast will be available on the Company's web site at www.equinix.com/investors. No password is required for the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects businesses with partners and customers around the world through a global platform of high performance data centers, containing dynamic ecosystems and the broadest choice of networks. Platform Equinix connects more than 4,000 enterprises, cloud, digital content and financial companies including more than 690 network service providers to help them grow their businesses, improve application performance and protect their vital digital assets. Equinix operates in 38 strategic markets across the Americas, EMEA and Asia-Pacific and continually invests in expanding its platform to power customer growth. http://www.equinix.com

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010

Recurring revenues	$410,734	$397,351	$326,338	$1,528,522	$1,160,418
Non-recurring revenues	20,578	20,250	18,906	78,320	59,916
Revenues	431,312	417,601	345,244	1,606,842	1,220,334

Cost of revenues	229,340	228,153	193,559	867,641	674,667
Gross profit	201,972	189,448	151,685	739,201	545,667

Operating expenses:
Sales and marketing	45,322	43,070	31,518	159,091	111,104
General and administrative	71,674	65,976	64,820	265,932	220,781
Restructuring charges	1,295	1,587	491	3,481	6,734
Acquisition costs	805	699	380	3,534	12,337
Total operating expenses	119,096	111,332	97,209	432,038	350,956

Income from operations	82,876	78,116	54,476	307,163	194,711

Interest and other income (expense):
Interest income	754	679	208	2,280	1,515
Interest expense	(55,151)	(51,114)	(38,822)	(181,303)	(140,475)
Other-than-temporary impairment recovery on investments	-	-	-	-	3,626
Loss on debt extinguishment and interest rate swaps, net	-	-	(5,356)	-	(10,187)
Other income (expense)	1,383	(1,694)	497	2,821	690
Total interest and other, net	(53,014)	(52,129)	(43,473)	(176,202)	(144,831)

Income before income taxes	29,862	25,987	11,003	130,961	49,880

Income tax benefit (expense)	(13,769)	(5,348)	2,757	(38,351)	(12,999)

Net income	16,093	20,639	13,760	92,610	36,881

Net loss (income) attributable to redeemable non-controlling interests	1,717	(320)	-	1,394	-

Net income attributable to Equinix	$17,810	$20,319	$13,760	$94,004	$36,881

Net income per share attributable to Equinix:

Basic net income per share (1)	$0.36	$0.21	$0.30	$1.76	$0.84

Diluted net income per share (1)	$0.35	$0.20	$0.29	$1.72	$0.82

Shares used in computing basic net income per share	47,235	47,202	46,059	46,956	43,742

Shares used in computing diluted net income per share	48,083	47,943	46,871	47,898	44,810

(1)	The net income attributable to Equinix used in the computation of basic and diluted net income per share attributable to Equinix is presented below:

Net income	$16,093	$20,639	$13,760	$92,610	$36,881
Adjustments attributable to redeemable non-controlling interests:	880	(10,959)	-	(10,082)	-
Net income attributable to Equinix, basic	16,973	9,680	13,760	82,528	36,881
Interest on convertible debt	-	-	-	-	-
Net income attributable to Equinix, diluted	$16,973	$9,680	$13,760	$82,528	$36,881

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2011	2011	2010	2011	2010

Recurring revenues		$410,734	$397,351	$326,338	$1,528,522	$1,160,418
Non-recurring revenues		20,578	20,250	18,906	78,320	59,916
	Revenues (1)	431,312	417,601	345,244	1,606,842	1,220,334

Cash cost of revenues (2)		143,504	144,560	125,456	548,253	431,034
	Cash gross profit (3)	287,808	273,041	219,788	1,058,589	789,300

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	37,085	34,504	25,523	127,954	87,037
	Cash general and administrative expenses (6)	52,592	46,909	45,318	192,272	157,428
	Total cash operating expenses (7)	89,677	81,413	70,841	320,226	244,465

Adjusted EBITDA (8)		$198,131	$191,628	$148,947	$738,363	$544,835

Cash gross margins (9)		67%	65%	64%	66%	65%

Adjusted EBITDA margins (10)		46%	46%	43%	46%	45%

Adjusted EBITDA flow-through rate (11)		47%	45%	17%	50%	40%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$202,840	$193,317	$166,477	$760,193	$598,631
	Interconnection	52,383	49,432	44,443	195,901	145,381
	Managed infrastructure	12,476	15,966	779	37,915	2,885
	Rental	463	550	642	2,006	1,751
	Recurring revenues	268,162	259,265	212,341	996,015	748,648
	Non-recurring revenues	9,341	9,589	8,307	36,758	27,527
	Revenues	277,503	268,854	220,648	1,032,773	776,175

	EMEA Revenues:

	Colocation	80,174	77,709	64,439	300,728	235,749
	Interconnection	3,600	3,446	2,607	13,061	8,861
	Managed infrastructure	3,401	3,691	3,002	13,771	11,240
	Rental	238	262	134	795	720
	Recurring revenues	87,413	85,108	70,182	328,355	256,570
	Non-recurring revenues	7,835	7,216	8,569	29,867	25,223
	Revenues	95,248	92,324	78,751	358,222	281,793

	Asia-Pacific Revenues:

	Colocation	43,686	41,874	34,546	161,000	122,056
	Interconnection	6,789	6,378	4,948	24,326	16,767
	Managed infrastructure	4,684	4,726	4,321	18,826	16,377
	Recurring revenues	55,159	52,978	43,815	204,152	155,200
	Non-recurring revenues	3,402	3,445	2,030	11,695	7,166
	Revenues	58,561	56,423	45,845	215,847	162,366

	Worldwide Revenues:

	Colocation	326,700	312,900	265,462	1,221,921	956,436
	Interconnection	62,772	59,256	51,998	233,288	171,009
	Managed infrastructure	20,561	24,383	8,102	70,512	30,502
	Rental	701	812	776	2,801	2,471
	Recurring revenues	410,734	397,351	326,338	1,528,522	1,160,418
	Non-recurring revenues	20,578	20,250	18,906	78,320	59,916
	Revenues	$431,312	$417,601	$345,244	$1,606,842	$1,220,334

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$229,340	$228,153	$193,559	$867,641	$674,667
	Depreciation, amortization and accretion expense	(84,289)	(82,020)	(66,978)	(313,424)	(237,551)
	Stock-based compensation expense	(1,547)	(1,573)	(1,125)	(5,964)	(6,082)
	Cash cost of revenues	$143,504	$144,560	$125,456	$548,253	$431,034

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$84,664	$86,503	$72,651	$323,263	$249,898
	EMEA cash cost of revenues	36,677	36,930	34,808	144,315	121,777
	Asia-Pacific cash cost of revenues	22,163	21,127	17,997	80,675	59,359
	Cash cost of revenues	$143,504	$144,560	$125,456	$548,253	$431,034

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$45,322	$43,070	$31,518	$159,091	$111,104
	Depreciation and amortization expense	(4,308)	(4,413)	(3,645)	(16,579)	(11,401)
	Stock-based compensation expense	(3,929)	(4,153)	(2,350)	(14,558)	(12,666)
	Cash sales and marketing expenses	$37,085	$34,504	$25,523	$127,954	$87,037

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$71,674	$65,976	$64,820	$265,932	$220,781
	Depreciation and amortization expense	(6,086)	(5,586)	(5,508)	(22,650)	(14,612)
	Stock-based compensation expense	(12,996)	(13,481)	(13,994)	(51,010)	(48,741)
	Cash general and administrative expenses	$52,592	$46,909	$45,318	$192,272	$157,428

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$37,085	$34,504	$25,523	$127,954	$87,037
	Cash general and administrative expenses	52,592	46,909	45,318	192,272	157,428
	Cash SG&A	$89,677	$81,413	$70,841	$320,226	$244,465

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$59,881	$54,838	$45,469	$213,030	$162,554
	EMEA cash SG&A	18,853	17,427	16,212	70,761	54,334
	Asia-Pacific cash SG&A	10,943	9,148	9,160	36,435	27,577
	Cash SG&A	$89,677	$81,413	$70,841	$320,226	$244,465

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$82,876	$78,116	$54,476	$307,163	$194,711
	Depreciation, amortization and accretion expense	94,683	92,019	76,131	352,653	263,564
	Stock-based compensation expense	18,472	19,207	17,469	71,532	67,489
	Restructuring charges	1,295	1,587	491	3,481	6,734
	Acquisition costs	805	699	380	3,534	12,337
	Adjusted EBITDA	$198,131	$191,628	$148,947	$738,363	$544,835

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$57,145	$51,659	$37,067	$205,195	$121,118
	Americas depreciation, amortization and accretion expense	59,597	58,414	51,448	228,739	173,811
	Americas stock-based compensation expense	14,669	15,176	13,620	56,214	50,966
	Americas restructuring charges	1,295	1,587	491	3,481	6,734
	Americas acquisition costs	252	677	(98)	2,851	11,094
	Americas adjusted EBITDA	132,958	127,513	102,528	496,480	363,723

	EMEA income from operations	17,466	16,305	8,678	59,420	34,929
	EMEA depreciation, amortization and accretion expense	19,776	19,354	16,539	74,486	60,291
	EMEA stock-based compensation expense	2,119	2,308	2,214	8,869	9,397
	EMEA acquisition costs	357	-	300	371	1,065
	EMEA adjusted EBITDA	39,718	37,967	27,731	143,146	105,682

	Asia-Pacific income from operations	8,265	10,152	8,731	42,548	38,664
	Asia-Pacific depreciation, amortization and accretion expense	15,310	14,251	8,144	49,428	29,462
	Asia-Pacific stock-based compensation expense	1,684	1,723	1,635	6,449	7,126
	Asia-Pacific acquisition costs	196	22	178	312	178
	Asia-Pacific adjusted EBITDA	25,455	26,148	18,688	98,737	75,430

	Adjusted EBITDA	$198,131	$191,628	$148,947	$738,363	$544,835

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	69%	68%	67%	69%	68%

	EMEA cash gross margins	61%	60%	56%	60%	57%

	Asia-Pacific cash gross margins	62%	63%	61%	63%	63%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	48%	47%	46%	48%	47%

	EMEA adjusted EBITDA margins	42%	41%	35%	40%	38%

	Asia-Pacific adjusted EBITDA margins	43%	46%	41%	46%	46%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$198,131	$191,628	$148,947	$738,363	$544,835
	Less adjusted EBITDA - prior period	(191,628)	(181,328)	(146,461)	(544,835)	(408,608)
	Adjusted EBITDA growth	$6,503	$10,300	$2,486	$193,528	$136,227

	Revenues - current period	$431,312	$417,601	$345,244	$1,606,842	$1,220,334
	Less revenues - prior period	(417,601)	(394,900)	(330,347)	(1,220,334)	(882,509)
	Revenue growth	$13,711	$22,701	$14,897	$386,508	$337,825

	Adjusted EBITDA flow-through rate	47%	45%	17%	50%	40%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	December 31,	December 31,
	2011	2010

Cash and cash equivalents	$278,823	$442,841
Short-term investments	635,721	147,192
Accounts receivable, net	139,057	116,358
Other current assets	182,156	71,657
Total current assets	1,235,757	778,048
Long-term investments	161,801	2,806
Property, plant and equipment, net	3,225,912	2,650,953
Goodwill	866,495	774,365
Intangible assets, net	148,635	150,945
Other assets	146,724	90,892
Total assets	$5,785,324	$4,448,009

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$229,043	$145,854
Accrued property and equipment	93,224	91,667
Current portion of capital lease and other financing obligations	11,542	7,988
Current portion of loans payable	87,440	19,978
Current portion of convertible debt	246,315	-
Other current liabilities	57,690	52,628
Total current liabilities	725,254	318,115
Capital lease and other financing obligations, less current portion	390,269	253,945
Loans payable, less current portion	168,795	100,337
Senior notes	1,500,000	750,000
Convertible debt	694,769	916,337
Other liabilities	286,424	228,760
Total liabilities	3,765,511	2,567,494

Redeemable non-controlling interests	67,601	-

Common stock	48	46
Additional paid-in capital	2,437,623	2,341,586
Treasury stock	(86,666)	-
Accumulated other comprehensive loss	(143,698)	(112,018)
Accumulated deficit	(255,095)	(349,099)
Total stockholders' equity	1,952,212	1,880,515

Total liabilities, redeemable non-controlling interests and stockholders' equity	$5,785,324	$4,448,009

Ending headcount by geographic region is as follows:

Americas headcount	1,763	1,156
EMEA headcount	570	482
Asia-Pacific headcount	376	283
Total headcount	2,709	1,921

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	December 31,	December 31,
	2011	2010

Capital lease and other financing obligations	$401,811	$261,933

Paris IBX financing	52,104	-
ALOG financing	10,288	-
Asia-Pacific financing	193,843	120,315
Total loans payable	256,235	120,315

Senior notes	1,500,000	750,000

Convertible debt, net of debt discount	941,084	916,337
Plus debt discount	78,652	103,399
Total convertible debt principal	1,019,736	1,019,736

Total debt outstanding	$3,177,782	$2,151,984

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$16,093	$20,639	$13,760	$92,610	$36,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	94,683	92,019	76,131	352,653	263,564
Stock-based compensation	18,472	19,207	17,469	71,532	67,489
Debt issuance costs and debt discount	8,356	8,207	8,512	32,172	27,915
Loss on debt extinguishment and interest rate swaps	-	-	5,356	-	10,187
Restructuring charges	1,295	1,587	491	3,481	6,734
Other reconciling items	4,526	711	1,888	9,874	4,050
Changes in operating assets and liabilities:
Accounts receivable	3,238	(9,989)	(1,400)	(23,061)	(39,886)
Deferred tax assets, net	2,516	1,760	(1,611)	7,409	6,110
Accounts payable and accrued expenses	45,274	32	14,316	35,782	30,363
Other assets and liabilities	(7,175)	7,697	(12,021)	4,814	(20,535)
Net cash provided by operating activities	187,278	141,870	122,891	587,266	392,872
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	1,400	(677,229)	176,172	(647,035)	107,916
Purchase of ALOG, less cash acquired	-	-	-	(41,954)	-
Purchase of Switch and Data, less cash acquired	-	-	-	-	(113,289)
Purchases of real estate	(4,073)	-	(14,861)	(28,066)	(14,861)
Purchases of other property and equipment	(189,817)	(131,525)	(143,351)	(685,332)	(579,397)
Other investing activities	(1,792)	61	(422)	(96,714)	(1,338)
Net cash provided by (used in) investing activities	(194,282)	(808,693)	17,538	(1,499,101)	(600,969)
Cash flows from financing activities:
Purchases of treasury stock	(86,666)	-	-	(86,666)	-
Proceeds from employee equity awards	3,189	11,107	3,638	38,893	39,817
Proceeds from loans payable	4,701	12,718	5,770	95,336	121,581
Proceeds from senior notes	-	750,000	-	750,000	750,000
Repayment of capital lease and other financing obligations	(3,022)	(3,081)	(2,019)	(10,426)	(16,133)
Repayment of mortgage and loans payable	(1,556)	(11,171)	(88,930)	(22,829)	(558,007)
Debt issuance costs	(110)	(15,426)	-	(15,661)	(23,124)
Debt extinguishment costs	-	-	(4,448)	-	(4,448)
Other financing activities	81	-	-	81	-
Net cash provided by (used in) financing activities	(83,383)	744,147	(85,989)	748,728	309,686
Effect of foreign currency exchange rates on cash and cash equivalents	(1,313)	(4,673)	(748)	(911)	(4,804)
Net increase (decrease) in cash and cash equivalents	(91,700)	72,651	53,692	(164,018)	96,785
Cash and cash equivalents at beginning of period	370,523	297,872	389,149	442,841	346,056
Cash and cash equivalents at end of period	$278,823	$370,523	$442,841	$278,823	$442,841

Supplemental cash flow information:
Cash paid for taxes	$1,985	$347	$7,914	$9,157	$11,043
Cash paid for interest	$28,846	$39,821	$27,171	$129,129	$97,943

Free cash flow (1)	$(8,404)	$10,406	$(35,743)	$(264,800)	$(316,013)

Adjusted free cash flow (2)	$(4,331)	$10,406	$(20,882)	$(194,780)	$(187,863)

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$187,278	$141,870	$122,891	$587,266	$392,872
Net cash used in investing activities as presented above	(194,282)	(808,693)	17,538	(1,499,101)	(600,969)
Purchases, sales and maturities of investments, net	(1,400)	677,229	(176,172)	647,035	(107,916)
Free cash flow (negative free cash flow)	$(8,404)	$10,406	$(35,743)	$(264,800)	$(316,013)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions as presented below:

Free cash flow (as defined above)	$(8,404)	$10,406	$(35,743)	$(264,800)	$(316,013)
Less purchase of ALOG, less cash acquired	-	-	-	41,954	-
Less purchase of Switch and Data, less cash acquired	-	-	-	-	113,289
Less purchases of real estate	4,073	-	14,861	28,066	14,861
Adjusted free cash flow (negative adjusted free cash flow)	$(4,331)	$10,406	$(20,882)	$(194,780)	$(187,863)

CONTACT:
Equinix Investor Relations:
Equinix, Inc.
Katrina Rymill, 650-598-6583
krymill@equinix.com
Jason Starr, 650-598-6020
jstarr@equinix.com
or
Equinix Media:
LEWIS PR
Scott Blevins, 415-992-4400
equinixlewisus@equinix.com
or
Equinix, Inc.
Melissa Neumann, 650-598-6098
mneumann@equinix.com